April 25, 2018

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE: ADM Endeavors, Inc.

File No. 333-191618

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated April 25, 2018 for ADM Endeavors, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Soles, Heyn & Company, LLP

Soles, Heyn & Company, LLP